Filed Pursuant to Rule 424(b)(5)
Registration No. 333-190011

Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (1)
Common Stock	59,870,550	$3.09	$185,000,000	$25,234

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3 filed with the Securities and Exchange Commission on July 18, 2013 (File No. 333-190011), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Prospectus supplement

(To prospectus dated July 18, 2013)

59,870,550 shares

Synovus Financial Corp.

Common stock

We are offering 59,870,550 shares of our common stock, par value $1.00 per share. Our common stock is listed on the New York Stock Exchange under the symbol “SNV.” On July 18, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $3.09 per share.

Investing in our common stock involves risks. See “Risk factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement to read about some of the factors that you should consider before buying our common stock.

	Per share	Total

Public offering price	$3.09	$184,999,999.50

Underwriting discounts and commissions	$.1545	$9,249,999.97

Proceeds, before expenses, to us	$2.9355	$175,749,999.53

None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, or any other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our common stock is not a savings account, deposit or other obligation of any of our bank or nonbank subsidiaries. The common stock is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriters expect to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company, on or about July 24, 2013.

J.P. Morgan

Sole Book-Running Manager

Goldman, Sachs & Co.	Sandler O’Neil & Partners, L.P.

The date of this prospectus supplement is July 19, 2013

Prospectus

About this prospectus supplement

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated July 18, 2013, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where you can find more information,” before investing in our common stock.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Synovus,” “we,” “us,” “our” or similar references mean Synovus Financial Corp. and its consolidated subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s web site (http://www.sec.gov). Our common stock is listed on the New York Stock Exchange (NYSE) under the symbol “SNV,” and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, please call 212-656-5060. Finally, we maintain an Internet site where you can find additional information. The address of our Internet site is http://www.synovus.com. All internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

The SEC allows us to “incorporate by reference” into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement from the date of filing those documents.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about Synovus and its financial condition:

(a)	Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 1, 2013;

(b)	Those portions of the Definitive Proxy Statement on Schedule 14A filed by Synovus on March 15, 2013 in connection with its 2013 Annual Meeting of Shareholders that are incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2012;

(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

(d)	Current Reports on Form 8-K filed January 11, 2013, April 23, 2013 (first filing only), April 24, 2013, May 1, 2013, May 14, 2013, May 29, 2013 and June 20, 2013 (in all instances other than information in such reports that is furnished and not deemed to be filed); and

(e)	The description of Synovus’ common stock, $1.00 par value per share, set forth in the registration statement on Form 8-A/A filed with the SEC on December 17, 2008, including any amendment or report filed with the SEC for the purpose of updating this description.

In addition, all documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of those documents. In case of a conflict or inconsistency between information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information that was filed later.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to:

Director of Investor Relations

Synovus Financial Corp.

1111 Bay Avenue, Suite 501

Columbus, Georgia 31901

(706) 644-1930

We also have filed a registration statement (No. 333-190011) with the SEC relating to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. You may obtain from the SEC a copy of the registration statement and the related exhibits that we filed with the SEC when we registered the common stock. The registration statement may contain additional information that may be important to you.

Forward-looking statements

Certain statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus which are not statements of historical fact constitute forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to Synovus’ beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond Synovus’ control and which may cause Synovus’ actual results, performance or achievements or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. Forward-looking statements are based on the current beliefs and expectations of Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this document. Many of these factors are beyond Synovus’ ability to control or predict. These factors include, but are not limited to:

(1)	the risk that we may not realize the expected benefits from our efficiency and growth initiatives, which will negatively affect our future profitability;

(2)	the risks that if economic conditions worsen or regulatory capital rules are modified, or the results of mandated “stress testing” do not satisfy certain criteria, we may be required to undertake additional strategic initiatives to improve our capital position;

(3)	changes in the interest rate environment and competition in our primary market area may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income;

(4)	changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which we are perceived in such markets, including any reduction in our credit ratings;

(5)	deterioration in credit quality may result in increased non-performing assets and credit losses, which could adversely impact our capital, financial condition, and results of operations;

(6)	the risk that our allowance for loan losses may prove to be inadequate or may be negatively affected by credit risk exposures;

(7)	declines in the values of residential and commercial real estate may result in write-downs of assets and realized losses on disposition of non-performing assets, which may increase credit losses and negatively affect our financial results;

(8)	the impact on our borrowing costs, capital costs and our liquidity due to our status as a non-investment grade issuer and any reduction in our credit ratings;

(9)	restrictions or limitations on access to funds from historical and alternative sources of liquidity could adversely affect our overall liquidity, which could restrict our ability to make payments on our obligations or dividend payments on our common stock and preferred stock and our ability to support asset growth and sustain our operations and the operations of Synovus Bank;

(10)	future availability and cost of additional capital and liquidity on favorable terms, if at all;

(11)	the risk that even though we have reversed substantially all of the deferred tax asset valuation allowance, we may be required to increase the valuation allowance in future periods, or we may not be able to realize the deferred tax assets in the future;

(12)	the risk that we could have an “ownership change” under Section 382 of the Internal Revenue Code, which could impair our ability to timely and fully utilize our net operating losses and built-in losses that may exist when such “ownership change” occurs;

(13)	the impact on our financial results, reputation, and business if we are unable to comply with all applicable federal and state regulations, board resolutions adopted at the request of our regulators, or other supervisory actions or directives and any necessary capital initiatives;

(14)	the impact of The Dodd-Frank Wall Street Reform and Consumer Protection Act and other recent and proposed changes in governmental policy, laws and regulations, including proposed and recently enacted changes in the regulation of banks and financial institutions, or the interpretation or application thereof, including restrictions, increased capital requirements, limitations and/or penalties arising from banking, securities and insurance laws, enhanced regulations and examinations and restrictions on compensation;

(15)	the risk that we may be unable to pay dividends on our common stock;

(16)	the risk that we may be required to make substantial expenditures to keep pace with the rapid technological changes in the financial services market;

(17)	the risk that our enterprise risk management framework may not identify or address risks adequately, which may result in unexpected losses;

(18)	risks related to a failure in or breach of our operational or security systems of our infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs or cause losses;

(19)	risks related to our reliance on third parties to provide key components of our business infrastructure, including the costs of services and products provided to us by third parties, and risks related to disruptions in service or financial difficulties of a third party vendor;

(20)	the costs and effects of litigation, investigations, claims, inquiries or similar matters, or adverse facts and developments related thereto;

(21)	risks related to the loss of customers to alternatives to bank deposits, which could affect our income and force us to rely on relatively more expensive sources of funding;

(22)	risks related to recent and proposed changes in the mortgage banking industry, including the impact of the “ability to pay” and “qualified mortgage” rules on our loan origination process and foreclosure proceedings;

(23)	the effects of any damages to Synovus’ reputation resulting from developments related to any of the items identified above;

(24)	the volatility of our stock price;

(25)	our ability to complete the contemplated repurchase of our Series A Preferred Stock issued to the Treasury under the Capital Purchase Program (CPP), and the negative impact of our continued participation in the Troubled Asset Relief Program (TARP) and the CPP, if we are unable to complete the contemplated repurchase of our Series A Preferred Stock;

(26)	our ability to complete our anticipated offering of preferred shares; and

(27)	other factors and other information contained in this prospectus supplement and the accompanying prospectus and in other reports and filings that we make with the SEC under the Exchange Act, including, without limitation, those found in “Part I—Item 1A. Risk Factors” of Synovus’ 2012 Form 10-K.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Part I—Item 1A. Risk Factors” and other information contained in Synovus’ 2012 Form 10-K and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K, that we file from time to time with the SEC. All written or oral forward-looking statements that are made by or are attributable to Synovus are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements since those statements speak only as of the date on which the statements are made. Synovus undertakes no obligation to update any forward-looking information and statements, whether written or oral, to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law. All forward-looking statements attributable to Synovus are expressly qualified by these cautionary statements.

Summary

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and may not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the securities. You should pay special attention to the information contained under the caption entitled “Risk factors” in this prospectus supplement and “Risk Factors” in our 2012 Annual Report on Form 10-K to determine whether an investment in the securities is appropriate for you.

Synovus Financial Corp.

Our business

Synovus Financial Corp. is a diversified financial services company and a registered bank holding company based in Columbus, Georgia. We provide integrated financial services including commercial and retail banking, financial management, insurance and mortgage services to our customers through our locally-branded banking divisions of our wholly-owned subsidiary bank, Synovus Bank, and other offices in Georgia, Alabama, South Carolina, Florida and Tennessee. As of March 31, 2013, we had approximately $26.2 billion in assets, $20.6 billion in total deposits and $3.6 billion in shareholders’ equity, and our subsidiary bank had approximately $25.9 billion in total assets.

We were incorporated under the laws of the State of Georgia in 1972. Our principal executive offices are located at 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901 and our telephone number at that address is (706) 644-1930. Our common stock is traded on the NYSE under the symbol “SNV.”

Recent developments

2013 second quarter results

On July 18, 2013, Synovus reported financial results for the quarter ended June 30, 2013, which included the following:

•

Pre-tax income—Income before income taxes increased to $72.9 million for the second quarter of 2013, up 56.6% from $46.6 million in the first quarter of 2013, and up 95.2% from $37.3 million in the second quarter of 2012.

•

Net income—Synovus reported net income available to common shareholders of $30.7 million for the second quarter of 2013, compared to net income available to common shareholders of $14.8 million for the first quarter of 2013, and $24.8 million for the second quarter of 2012. Diluted net income per common share for the second quarter of 2013 was $0.03, compared to diluted net income per common share of $0.02 for the first quarter of 2013, and $0.03 for the second quarter of 2012. The second quarter of 2013 results included income tax expense of $27.4 million, compared to $17.0 million in the first quarter of 2013 and a tax benefit of $2.1 million in the second quarter of 2012.

•

Strong improvement in credit quality drives performance—Total credit costs were $24.0 million for the second quarter of 2013, compared to $49.3 million for the first quarter of 2013 and $70.3 million for the second quarter of 2012. Total credit costs consist of provision for loan losses plus other credit costs, which consist of losses on ORE, provision for losses on unfunded commitments, and charges related to other loans held for sale. Net charge-offs were $30.0 million or 0.61% annualized for the second quarter of 2013, compared to $57.3 million or 1.18% annualized for the first quarter of 2013 and $98.7 million or 1.99% annualized for the second quarter of 2012. Non-performing loan inflows were $66.9 million in the second quarter of 2013, down from $83.9 million in the first quarter of 2013 and $124.3 million in the second quarter of 2012. Non-performing loans, excluding loans held for sale, were $483.5 million at June 30, 2013, down $29.8 million, or 5.8%, from the first quarter of 2013 and down $271.7 million, or 36.0%, from the second quarter of 2012. Total non-performing assets were $635.2 million at June 30, 2013, down $42.4 million, or 6.3%, from the first quarter of 2013 and down $326.2 million, or 33.9%, from the second quarter of 2012. The non-performing assets ratio declined to 3.21% at June 30, 2013, compared to 3.47% at March 31, 2013, and 4.83% at June 30, 2012.

•	Loan growth—Total loans were $19.61 billion at June 30, 2013, a $240.4 million increase from the first quarter of 2013.

•

Net interest income— Net interest income for the second quarter of 2013 was $202.1 million, compared to $199.8 million for the first quarter of 2013. The net interest margin in the second quarter of 2013 was 3.39%, down four basis points from the first quarter of 2013.

•	Balance sheet—At June 30, 2013, total assets were $26.56 billion, total deposits were $20.71 billion and total shareholders’ equity was $3.57 billion.

These results have not been audited or reviewed by our registered independent public accountants, nor have any other review procedures been performed by them with respect to these results. Accordingly, no opinion or any other form of assurance can be provided with respect to this information. Our actual results could differ from these estimates based on the completion of the review and audit process.

Proposed redemption of outstanding TARP preferred stock

On December 19, 2008, we issued 967,870 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value (Series A Preferred Stock), to the United States Department of the Treasury (Treasury) pursuant to a Letter Agreement dated December 19, 2008 and the Securities Purchase Agreement—Standard Terms (Purchase Agreement) attached thereto for an aggregate purchase price of approximately $967.9 million pursuant to the Treasury’s Capital Purchase Program (CPP) as part of its Troubled Asset Relief Program (TARP). As part of its purchase of the Series A Preferred Stock, we also issued to the Treasury a warrant to purchase up to 15,510,737 shares of our common stock at an initial per share exercise price of $9.36, subject to adjustment (Warrant), which expires December 19, 2018, and we agreed to provide the Treasury with registration rights covering the Warrant and the underlying shares of common stock.

As announced on July 18, 2013, we intend to redeem all 967,870 shares of our Series A Preferred Stock issued to the Treasury. The redemption will be made at an aggregate purchase price of approximately $967.9 million plus accrued and unpaid dividends to the date of redemption. We will use the net proceeds from this offering, the proceeds from the proposed preferred stock offering described below under “—Proposed preferred stock offering” and a dividend from our subsidiary bank to us of $680.0 million for the redemption of the Series A Preferred Stock, following our confirmation to the Federal Reserve of our receipt of all such funds. In connection with the redemption of the Series A Preferred Stock, we have agreed to undertake this common stock offering and the preferred stock offering described below. If the redemption of the Series A Preferred Stock is completed, we may seek at a future date to redeem the Warrant issued to the Treasury in connection with the Series A Preferred Stock issuance. This offering is not contingent upon the redemption of the Series A Preferred Stock.

In the period in which we redeem the Series A Preferred Stock, we will accelerate the accretion of the issuance discount on the Series A Preferred Stock and record a corresponding reduction in additional paid-in capital, resulting in a one-time, noncash reduction in the calculation of diluted earnings per common share (i.e., a reduction in net income available to common stockholders in an amount equal to the issuance discount accelerated). The issuance discount is due to the carrying value of the Series A Preferred Stock being at a discount to its liquidation value as a result of the initial recognition of Series A Preferred Stock and the related Warrant based on their relative fair values at issuance. As of March 31, 2013, the amount of the issuance discount on the Series A Preferred Stock was $7.9 million.

Proposed preferred stock offering

Subject to market conditions, we intend to promptly commence an offering of preferred stock (Preferred Stock Offering) to fund, in part, our proposed redemption of the Series A Preferred Stock. There can be no assurance that the proposed Preferred Stock Offering will be completed and the Series A Preferred Stock redeemed. The completion of this offering is not conditioned upon the completion of the proposed Preferred Stock Offering. This prospectus supplement is not an offer to sell preferred stock; any offer to sell preferred stock will be made only by a separate prospectus.

The offering

The following summary of the offering contains basic information about the offering and about shares of our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of shares of our common stock, please see “Description of Capital Stock—Common Stock” in the accompanying prospectus.

Issuer	Synovus Financial Corp.

Securities offered	59,870,550 shares of our common stock, par value $1.00 per share.

Shares of common stock outstanding after this offering	970,384,946 shares[1]

Use of proceeds	We estimate that the net proceeds from the sale of our common stock in this offering, after deducting underwriting discounts and commissions and the estimated expenses of this offering payable by us, will be approximately $175 million. We have notified the Treasury of our intent to redeem all of the 967,870 shares of our Series A Preferred Stock issued to the Treasury under the CPP established by the Treasury as part of TARP as authorized by the Emergency Economic Stabilization Act of 2008. We expect to fund any such redemption with the proceeds of this offering, the proceeds from the proposed Preferred Stock Offering and a dividend from our subsidiary bank to us of $680.0 million. If we do not redeem the Series A Preferred Stock, we may use the net proceeds of this offering for general corporate purposes. See “—Proposed preferred stock offering” under “Summary—Proposed preferred stock offering.”

New York Stock Exchange symbol	“SNV”

Risk factors	An investment in our common stock involves risks. You should carefully consider the information contained under “Risk factors” in this prospectus supplement and in our 2012 Annual Report on Form 10-K, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, before making an investment decision.

[1]	The number of shares of common stock outstanding immediately after the closing of this offering is based on 910,514,396 shares of common stock outstanding as of June 30, 2013.

Risk factors

An investment in our common stock involves a number of risks. This prospectus supplement does not describe all of those risks. You should carefully consider the risks described below and the risk factors concerning our business included in our 2012 Annual Report on Form 10-K, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated into this prospectus supplement by reference, before deciding whether an investment in our common stock is suitable for you. Risks and uncertainties not presently known to Synovus or that Synovus currently deems immaterial may also impair its business operations, its financial results and the value of the securities.

Our stock price has been and is likely to be volatile, and the value of your investment may decline.

The trading price of our common stock has been and is likely to be highly volatile and subject to wide fluctuations in price. The stock market in general, and the market for commercial banks and other financial services companies in particular, has experienced significant price and volume fluctuations that sometimes have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance, and the value of your investment may decline.

There can be no assurance when the Series A Preferred Stock can be redeemed.

We intend to redeem all of the Series A Preferred Stock issued to the Treasury with the proceeds from this offering, the proceeds from the proposed Preferred Stock Offering and a dividend from our subsidiary bank, as described in “Use of proceeds.” However, there can be no assurance when the Series A Preferred Stock can be redeemed, if at all. Until such time as the Series A Preferred Stock is redeemed, we will remain subject to the terms and conditions of CPP and related documents. Further, our continued participation in the CPP subjects us to increased regulatory and legislative oversight, including with respect to executive compensation.

Sales of a significant number of shares of our common stock in the public markets, and other transactions that we may pursue, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets and the perception that those sales may occur could adversely affect the market price of our common stock. In addition, future issuances of equity securities may dilute the interests of our existing shareholders, including you, and cause the market price of our common stock to decline. We may issue equity securities (including convertible securities, preferred securities, and options and warrants on our common or preferred stock) in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to address regulatory capital concerns, or to satisfy our obligations upon the exercise of outstanding options or warrants. We may issue equity securities in transactions that generate cash proceeds, such as this offering, transactions that free up regulatory capital but do not immediately generate or preserve substantial amounts of cash, and transactions that generate regulatory or balance sheet capital only and do not generate or preserve cash. We cannot predict the effect that these transactions would have on the market price of our common stock.

Our common stock is equity and is therefore subordinate to our existing and future indebtedness and preferred stock.

Shares of common stock are equity interests and do not constitute indebtedness. As such, shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock, including the shares of preferred stock to be issued in the Preferred Stock Offering. The issued and outstanding shares of our Series A Preferred Stock, all of which are held by the Treasury and which we intend to redeem, have an aggregate liquidation preference of $967,870,000. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

If we are unable to redeem our Series A Preferred Stock prior to December 19, 2013, the dividend rate on the Series A Preferred Stock will increase substantially.

If we do not repurchase or redeem our Series A Preferred Stock prior to December 19, 2013, the dividend payments on such stock will increase substantially, from 5% to 9%. Depending on market conditions at the time, this increase in dividends could have a material adverse impact on our liquidity and/or profitability.

Resales of shares of our common stock in the public market following this offering may cause their market price to fall.

We are issuing shares of our common stock in this offering. This issuance of these new shares of common stock could have the effect of depressing the market price for shares of our common stock.

Although we have paid cash dividends on shares of our common stock in the past, we may not pay cash dividends on shares of our common stock in the future.

Holders of shares of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such purpose. We have a history of paying dividends to our shareholders. However, future cash dividends will depend upon our results of operations, financial condition, cash requirements, the need to maintain adequate capital levels, alternative investment opportunities in compliance with the CPP, the need to comply with safe and sound banking practices as well as meet regulatory expectations, and other factors, including the ability of our subsidiaries to make distributions to us, which ability may be restricted by statutory, contractual or other constraints. There can be no assurance that we will continue to pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.

Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. Synovus is a separate and distinct legal entity from our banking and nonbanking subsidiaries. We therefore depend on dividends, distributions and other payments from our banking and nonbanking subsidiaries to fund dividend payments on our common stock and to fund all payments on our other obligations, including payments to redeem our Series A Preferred Stock. Our banking subsidiaries and certain other of our subsidiaries are subject to laws that authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us, and certain of our subsidiaries also are, or may become, subject to regulatory orders that would further limit their ability to pay dividends to us.

We are subject to restrictions on our ability to pay dividends.

As previously disclosed, we entered into a memorandum of understanding (MOU) with the Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance (GDBF) in August of 2009. On April 22, 2013, that MOU was terminated, and was replaced with a resolution adopted by our board of directors that requires Synovus, among other things, to inform and consult with applicable regulatory agencies in advance of declaring or paying any future dividends, with the understanding that those regulatory agencies could decide at any time that paying any dividends could be an unsafe or unsound banking practice. We also previously disclosed that our subsidiary bank entered into a MOU with the GDBF and the Federal Deposit Insurance Corporation (FDIC) in June of 2010. On May 29, 2013, the bank MOU was terminated, and was replaced with a resolution adopted by the board of directors of the bank that requires the bank, among other things, to obtain the approval of the FDIC and the Commissioner of the GDBF prior to the bank paying any cash dividends to us, including the dividend that, along with the net proceeds received in this offering and in the proposed Preferred Stock Offering, would enable us to redeem our Series A Preferred Stock. Additionally, we are subject to contractual restrictions that limit our ability to pay dividends if there is an event of default under such contract. Synovus is presently subject to, and in the future may become subject to, additional supervisory actions and/or enhanced regulation that could have a material negative effect on business, operating flexibility, financial condition, and the value of its common stock.

The shares of common stock we are offering are only entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders, whereas holders of a substantial amount of our common stock are entitled to ten votes on each such matter.

Although we only have one class of common stock, certain shares of our common stock are entitled to ten votes per share on each matter submitted to a vote at a meeting of shareholders, including common stock that has been beneficially owned continuously by the same shareholder for a period of forty-eight consecutive months before the record date of any meeting of shareholders at which the share is eligible to be voted. See “Description of Capital Stock—Common Stock—Voting Rights” in the accompanying prospectus. Each share of common stock offered in this offering is only entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. Therefore, while a purchaser of common stock in this offering may have an economic interest in us that is identical to or even greater than another shareholder, that other shareholder may be entitled to ten times as many votes per share as such a purchaser. As a result, some groups of shareholders will be able to approve strategic transactions or increases in authorized capital stock, among other matters submitted to the shareholders, even over the objections of shareholders, including purchasers in this offering, who hold equivalent or greater economic stakes in our company.

Our articles of incorporation, our Shareholder Rights Plan, and certain banking laws and regulations, may have an anti-takeover effect.

Provisions of our articles of incorporation, our Shareholder Rights Plan and certain banking laws and regulations, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders. The combination of these provisions may inhibit a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock. See “Description of Capital Stock—Common Stock—Rights Plan” in the accompanying prospectus.

Use of proceeds

We expect to receive net proceeds from the offering of shares of our common stock of approximately $175 million, after estimated expenses and commissions. We have notified the Treasury of our intent to redeem all of the 967,870 shares of our Series A Preferred Stock issued to the Treasury under the CPP. We expect to fund such redemption with the proceeds of this offering, the proceeds from our proposed Preferred Stock Offering described above, and a dividend from our subsidiary bank to us of $680.0 million. The Series A Preferred Stock would be redeemed at its $1,000 per share liquidation preference, for an aggregate purchase price of approximately $967.9 million plus accrued and unpaid dividends.

If we do not redeem the Series A Preferred Stock, then we may use the net proceeds of this offering and the proposed Preferred Stock Offering for general corporate purposes. See “Summary—Proposed preferred stock offering.”

If we complete the redemption of the Series A Preferred Stock, we may seek to repurchase the Warrant that we issued to the Treasury as a result of our participation in the CPP at a price to be negotiated with the Treasury. However, we may not decide or be able to do so.

Capitalization

The following table sets forth our consolidated capitalization as of March 31, 2013:

•	on an actual basis;

•

on an adjusted basis to give effect to the sale of 59,870,550 shares of common stock at a price of $3.09 per share, for total net proceeds of approximately $175 million after deducting underwriting commissions and expenses; and

•

as further adjusted to give effect to (i) the sale of 59,870,550 shares of our common stock at a price of $3.09 per share, for net proceeds of approximately $175 million, after deducting underwriting commissions and related expenses; (ii) an assumed sale of 5,200,000 shares of our preferred stock at a price of $25 per share pursuant to the proposed Preferred Stock Offering, for net proceeds of approximately $126 million after deducting underwriting commissions and related expenses (subject to market and other conditions); (iii) the dividend from our subsidiary bank to us of $680.0 million; (iv) the redemption of our Series A Preferred Stock for approximately $967.9 million plus accrued and unpaid dividends to the date of redemption; and (v) a charge to income available to holders of our common stock of $7.9 million (as of March 31, 2013) resulting from the redemption of the Series A Preferred Stock, representing the accretion of the discount on the Series A Preferred Stock upon liquidation.

This information should be read together with the selected consolidated financial and other data in this prospectus supplement as well as the audited and unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our 2012 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which are incorporated by reference into this prospectus supplement. The Preferred Stock Offering is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the Preferred Stock Offering.

	March 31, 2013
(in thousands, except share and per share data)	Actual	As adjusted(1)	As further adjusted(2)

Federal funds purchased and other short-term borrowings	$238,223	$238,223	$238,223

Long-term debt:

Parent company:
5.125% subordinated notes, due June 15, 2017	450,000	450,000	450,000
7.875% senior notes, due February 15, 2019, $300 million par value with semi-annual interest payments and principal to be paid at maturity	293,817	293,817	293,817
Libor + 1.80% debentures, due April 19, 2035	10,000	10,000	10,000
Hedge related basis adjustment	13,022	13,022	13,022
Other	6,892	6,892	6,892

Total long-term debt—parent company	773,731	773,731	773,731

	March 31, 2013
(in thousands, except share and per share data)	Actual	As adjusted(1)	As further adjusted(2)

Subsidiaries
FHLB advances with interest and principal payments due at various maturity dates through 2018	875,486	875,486	875,486
Other notes payable and capital leases with interest and principal payments due at various maturity dates through 2031	4,013	4,013	4,013

Total long-term debt—subsidiaries	879,499	879,499	879,499

Total long-term debt	$1,653,230	$1,653,230	$1,653,230

Shareholders’ equity
Preferred stock—no par value; 100,000,000 shares authorized
Series A Preferred Stock—Authorized 967,870 shares; and 967,870 shares issued and outstanding	$960,005	$960,005	$—
Series B Preferred Stock—Authorized 2,500 shares, and 0 shares issued and outstanding	—	—	—
Series C Preferred Stock—Authorized 0 shares, and 0 shares issued and outstanding	—	—	130,000

Common stock—$1.00 par value
Authorized 1,200,000,000 shares, issued 793,319,044 shares, and outstanding 787,625,592 shares	793,319	853,190	853,190
Additional paid-in capital	2,174,578	2,289,707	2,275,842
Less treasury stock at cost—5,693,452 shares	(114,176)	(114,176)	(114,176)
Accumulated other comprehensive income	2,787	2,787	2,787
Accumulated deficit	(238,407)	(238,407)	(238,407)

Total shareholders’ equity	$3,578,106	$3,753,106	$2,909,236

Total capitalization (including short-term borrowings)	$5,469,559	$5,644,559	$4,800,689

Capital ratios:
Tier 1 capital	$2,866,490	$3,041,490	$2,197,620
Tier 1 common equity	1,896,485	2,071,485	2,057,620
Total risk-based capital	3,493,091	3,668,091	2,824,221
Tier 1 capital ratio	13.50%	14.32%	10.35%
Tier 1 common equity ratio(3)	8.93%	9.75%	9.69%
Total risk-based capital to risk-weighted asset ratio	16.45%	17.27%	13.30%
Leverage ratio	11.27%	11.96%	8.64%
Common equity to assets ratio	9.99%	10.58%	10.88%
Tangible common equity to tangible assets ratio(3)	9.89%	10.49%	10.78%

(1)	The “As adjusted” column reflects the issuance of the common stock offered by this prospectus supplement.

(2)	The “As further adjusted” column reflects (i) the issuance of the common stock offered by this prospectus supplement, (ii) the assumed sale of 5,200,000 shares of preferred stock at a price of $25 per share in connection with the proposed Preferred Stock Offering, (iii) the dividend from our subsidiary bank to us of $680.0 million, (iv) the redemption of all of the Series A Preferred Stock and (v) a charge to income available to holders of our common stock resulting from the redemption of all of the Series A Preferred Stock.

(3)	The ratios entitled “Tier 1 common equity ratio” and “Tangible common equity to tangible assets ratio” are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are “Tier 1 capital to risk-weighted assets ratio” and “total shareholders’ equity to total assets ratio,” respectively.

We believe that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating our capital strength and the performance of our core business. These non-GAAP financial measures should not be considered as substitutes for the Tier 1 capital to risk-weighted assets ratio or the total shareholders’ equity to total assets ratio determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of Tier 1 common equity ratio and Tangible common equity to tangible assets ratio and the reconciliation of these measures to Tier 1 capital to risk-weighted assets ratio and total shareholders’ equity to total assets ratio are set forth below.

Tier 1 common equity ratio	March 31, 2013
Total shareholders’ equity	$3,578,106
Subtract/Add: Accumulated other comprehensive (income) loss	(2,787)
Subtract: Goodwill	(24,431)
Subtract: Other intangible assets, net	(4,583)
Subtract: Disallowed deferred tax assets	(687,007)
Other items	7,192
Tier 1 capital	$2,866,490
Subtract: Qualifying trust preferred securities	(10,000)
Subtract: Series A Preferred Stock	(960,005)
Tier 1 common equity	$1,896,485

Tangible common equity to tangible assets ratio	March 31, 2013

Total assets	$26,212,879
Subtract: Goodwill	(24,431)
Subtract: Other intangible assets, net	(4,583)
Tangible assets	$26,183,865
Total shareholders’ equity	$3,578,106
Subtract: Goodwill	(24,431)
Subtract: Other intangible assets, net	(4,583)
Subtract: Series A Preferred Stock, no par value	(960,005)
Tangible common equity	$2,589,087
Total shareholders’ equity to total assets ratio	13.65%
Tangible common equity to tangible assets ratio.	9.89%

Price range of common stock

Our common stock trades on the NYSE under the symbol “SNV.” On July 18, 2013, the last reported sale price of our common stock on the NYSE was $3.09 per share. The following table provides the high and low price per share during the periods indicated, as reported on the NYSE.

	High	Low

2013
Quarter ended September 30, 2013 (through July 18, 2013)	$3.12	$2.92
Quarter ended June 30, 2013	$2.92	$2.46
Quarter ended March 31, 2013	$2.90	$2.41

2012
Quarter ended December 31, 2012	$2.60	$2.07
Quarter ended September 30, 2012	$2.51	$1.81
Quarter ended June 30, 2012	$2.17	$1.67
Quarter ended March 31, 2012	$2.22	$1.43

2011
Quarter ended December 31, 2011	$1.68	$0.94
Quarter ended September 30, 2011	$2.20	$1.07
Quarter ended June 30, 2011	$2.77	$1.99
Quarter ended March 31, 2011	$2.99	$2.37

As of June 30, 2013, there were 910,514,396 shares of common stock issued and outstanding. As of June 30, 2013, there were approximately 19,865 shareholders of record.

Dividend policy

The table below presents information regarding dividends on Synovus common stock declared during the years ended December 31, 2012 and 2011 and the quarters ended March 31, 2013 and June 30, 2013.

	Date paid	Per share amount

2013
Quarter ended June 30, 2013	July 1, 2013	$.0100
Quarter ended March 31, 2013	April 1, 2013	.0100

2012
Quarter ended December 31, 2012	January 2, 2013	$.0100
Quarter ended September 30, 2012	October 1, 2012	.0100
Quarter ended June 30, 2012	July 2, 2012	.0100
Quarter ended March 31, 2012	April 2, 2012	.0100

2011
Quarter ended December 31, 2011	January 3, 2012	$.0100
Quarter ended September 30, 2011	October 3, 2011	.0100
Quarter ended June 30, 2011	July 1, 2011	.0100
Quarter ended March 31, 2011	April 1, 2011	.0100

Synovus is a legal entity separate and distinct from its subsidiaries. Under the laws of the State of Georgia, we, as a business corporation, may declare and pay dividends in cash or property unless the payment or declaration would be contrary to restrictions contained in our articles of incorporation, or unless, after payment of the dividend, we would not be able to pay our debts when they become due in the usual course of our business or our total assets would be less than the sum of our total liabilities. In addition, we are also subject to federal regulatory capital requirements that effectively limit the amount of cash dividends, if any that we may pay.

Under the Federal Reserve Board guidance reissued on February 24, 2009, the Federal Reserve may restrict our ability to pay dividends on any class of capital stock or any other Tier 1 capital instrument if we are not deemed to have a strong capital position. In addition, we may have to reduce or eliminate dividends if:

•	our net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends;

•	our prospective rate of earnings retention is not consistent with the holding company’s capital needs and overall current and prospective financial condition; or

•	we will not meet, or are in danger of not meeting, the minimum regulatory capital adequacy ratios.

On November 17, 2010, the Federal Reserve Board issued further guidance noting, among other things, that bank holding companies should consult with the Federal Reserve before taking any actions that could result in a diminished capital bases, including increasing dividends.

As previously disclosed, we entered into a memorandum of understanding (MOU) with the Federal Reserve GDBF in August of 2009. On April 22, 2013, that MOU was terminated, and was replaced with a resolution adopted by our board of directors that requires Synovus, among other things, to inform and consult with applicable regulatory agencies in advance of declaring or paying any future dividends, with the understanding that those regulatory agencies could decide at any time that paying any dividends could be an unsafe or unsound banking practice. The Federal Reserve Board has indicated that bank holding companies should carefully review their dividend policy and has in some cases discouraged payment unless both asset quality and capital are very strong. Additionally, we are subject to contractual restrictions that limit our ability to pay dividends if there is an event of default under such contract. Synovus is presently subject to, and in the future may become subject to, additional supervisory actions and/or enhanced regulation that could have a material negative effect on business, operating flexibility, financial condition, and the value of its common stock. See “Part I—Item 1. Business—Supervision, Regulation and Other Factors—Dividends,” “Part I—Item 1A. Risk factors—“We presently are subject to, and in the future may become subject to, supervisory actions and enhanced regulation that could have a material negative effect on our business, reputation, operating flexibility, financial condition and the value of our Common Stock” and “We may be unable to pay dividends on our Common Stock” of our 2012 Annual Report on Form 10-K for additional information regarding dividends on Synovus stock.

The primary sources of funds for our payment of dividends to our shareholders are cash on hand and dividends from our subsidiary bank and our non-bank subsidiaries. Various federal and state statutory provisions and regulations limit the amount of dividends that our subsidiary bank and our non-banking subsidiaries may pay. Our subsidiary bank is a Georgia bank. Under the regulations of the GDBF, a Georgia bank must have approval of the GDBF to pay cash dividends if, at the time of such payment:

•	the ratio of Tier 1 capital to adjusted total assets is less than 6 percent;

•	the aggregate amount of dividends to be declared or anticipated to be declared during the current calendar year exceeds 50 percent of its net after-tax profits for the previous calendar year; or

•	its total classified assets in its most recent regulatory examination exceeded 80 percent of its Tier 1 capital plus its allowance for loan losses, as reflected in the examination.

In addition, the Georgia Financial Institutions Code contains restrictions on the ability of a Georgia bank to pay dividends other than from retained earnings without the approval of the GDBF.

The Federal Deposit Insurance Corporation Improvement Act generally prohibits a depository institution from making any capital distribution, including payment of a dividend, or paying any management fee to its holding company if the institution would thereafter be undercapitalized. In addition, federal banking regulations applicable to us and our bank subsidiary require minimum levels of capital that limit the amounts available for payment of dividends. In addition, many regulators have a policy, but not a requirement, that a dividend payment should not exceed net income to date in the current year. Finally, the ability of banks and bank holding companies to pay dividends, and the contents of their respective dividend policies, could be impacted by a range of changes imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, many of which will require implementing rules to become effective.

We also previously disclosed that our subsidiary bank entered into a MOU with the GDBF and the FDIC in June of 2010. On May 29, 2013, the bank MOU was terminated, and was replaced with a resolution adopted by the board of directors of the bank that requires the bank, among other things, to obtain the approval of the FDIC and the Commissioner of the GDBF prior to the bank paying any cash dividends to us.

Material United States federal

tax consequences for non-U.S. holders

The following is a general discussion of certain U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock that may be relevant to you if you are a beneficial owner that is a “Non-U.S. Holder” (as defined below). This discussion is limited to Non-U.S. Holders who hold our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock that is not any of the following for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S;

•	a corporation organized under the laws of the U.S., any state thereof or the District of Columbia;

•	a partnership;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A modified definition of non-U.S. holder applies for U.S. federal estate tax purposes (as discussed below).

For purposes of this discussion, a “Non-U.S. Holder” does not include a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of disposition. Such an individual is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our common stock.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and partners in such partnerships are urged to consult their own tax advisers as to the particular U.S. federal income tax consequences of to them of the purchase, ownership and disposition of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as in effect as of the date of this prospectus, and changes or differing interpretations to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of its particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or other U.S. federal tax consequences (such as U.S. gift tax consequences). Furthermore, this discussion does not consider all U.S. federal income tax consequences that may be relevant to a particular Non-U.S. Holder in light of the holder’s specific facts and circumstances or to Non-U.S. Holders subject to special rules under the U.S. federal income tax laws, including banks, insurance companies, financial institutions, partnerships or other pass-through entities (or investors therein), U.S. expatriates, “controlled foreign corporations”, “passive foreign investment companies”, and shareholders of such corporations, dealers and traders in securities, or persons that hold our common stock as part of a straddle, hedge, or conversion transaction. Prospective holders are urged to consult their own tax advisers with respect to current and possible future U.S. federal income and estate tax consequences of purchasing, owning and disposing of our common stock in your particular situation, as well as tax consequences arising under any state, local or foreign tax laws, any other U.S. federal tax laws, and any applicable tax treaty.

Distributions on common stock

If distributions are paid on shares of our common stock, these distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a Non-U.S. Holder with respect to shares of our common stock that are not “effectively connected” with the conduct of a trade or business within the U.S. of the Non-

U.S. Holder will be subject to U.S. federal withholding tax at a 30-percent rate or, if an income tax treaty applies and certain certification requirements are satisfied (as described below), a lower rate specified by the treaty. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under a relevant tax treaty. Any distribution not constituting a dividend will constitute a return of capital that will be applied against and reduce (but not below zero) your tax basis in our common stock. Distributions in excess of our current and accumulated earnings and profits and your tax basis in our common stock (determined on a share by share basis) will be treated as a gain from the sale or exchange of our common stock, the treatment of which is discussed below.

The U.S. federal withholding tax generally is imposed on the gross amount of a distribution, regardless of whether we have sufficient earnings and profits to cause the distribution to be a dividend for U.S. federal income tax purposes.

A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under a tax treaty may establish its entitlement to the benefit of a reduced rate of withholding under such tax treaty by timely filing a properly completed Internal Revenue Service (IRS) Form W-8BEN (or a successor form) with us prior to the payment of a dividend. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax under a tax treaty or because any such distribution is treated as a non-taxable return of capital or as capital gain because it is in excess of our current and accumulated earnings and profits may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Dividends paid on our common stock that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the U.S. and, if required by a tax treaty, are attributable to a permanent establishment that a Non-U.S. holder maintains in the United States, are exempt from U.S. federal withholding tax if the Non-U.S. Holder timely furnishes to us or the applicable withholding agent a properly completed IRS Form W-8ECI (or successor form) containing the Non-U.S. Holder’s taxpayer identification number. However, dividends exempt from U.S. federal withholding tax because they are effectively connected with the conduct of a U.S. trade or business are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the holder were a resident of the U.S. (unless an applicable income tax treaty provides otherwise). In addition, if the Non-U.S. Holder is a foreign corporation, any effectively connected dividends that you receive may, under certain circumstances, be subject to an additional U.S. “branch profits tax” at a 30-percent rate (or a lower rate if specified by an applicable tax treaty).

Gain on disposition of common stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale or other disposition of our common stock unless:

•

the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, and the gain is attributable to a permanent establishment that the Non-U.S. holder maintains in the United States, if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. holder to U.S. taxation on a net income basis. In such a case, unless an applicable tax treaty provides otherwise, the Non-U.S. Holder generally will be taxed on its net gain derived from the sale at regular graduated U.S. federal income tax rates in the same manner as if the holder were a resident of the U.S., and in the case of a foreign corporation, may also be subject to a U.S. 30% branch profits tax (or a lower rate if specified by an applicable tax treaty) on its effectively connected earnings and profits, or

•

At any time during the shorter of the 5-year period ending on the date of the sale or other disposition of our stock or the period that the Non-U.S. Holder held our common stock, our company is classified as a “United States Real Property Holding Corporation” for U.S. federal income tax purposes and, if our common stock is treated as “regularly traded on an established securities market,” only if the Non-U.S. Holder owns or is treated as owning more than 5% of our common stock at any time within such period. A United States Real Property Holding Corporation is generally defined as a corporation the fair market value of whose real property interests equals or exceeds 50% of the total fair market value of (i) its U.S. real property interests, (ii) its interests in real property located outside the United States, and (iii) any other of its assets used or held for use in a trade or business. In such a case, any taxable gain generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax will not apply. We believe that we are not, and do not currently anticipate becoming, a United States real property holding corporation for U.S. federal income tax purposes.

Information reporting requirements and backup withholding

Information returns will be filed with the IRS in connection with payments of dividends on our common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock and the Non-U.S. Holder may be subject to U.S. backup withholding (currently at a rate of 28%) on dividend payments on our common stock or on the proceeds from a sale or other disposition of our common stock. The certification procedures required to claim a reduced rate of withholding under a treaty for dividends as described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Recently enacted U.S. federal withholding tax legislation

Under recently enacted legislation and administrative guidance, a U.S. withholding agent may be required to withhold 30% of any dividends paid after December 31, 2013 (or, pursuant to a July 12, 2013 Treasury and IRS announcement, paid as late as after June 30, 2014), and the proceeds of a sale or other disposition of our common stock paid after December 31, 2016 to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such non-financial foreign entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. Non-U.S. Holders should contact their own tax advisors regarding the particular consequences to them of this new U.S. tax legislation.

Federal estate tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, our common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

Certain ERISA considerations

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, or other retirement plan, account or arrangement to acquire or hold the shares of common stock should consider whether an investment in shares of our common stock would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, which we refer to collectively as “Plans” and individually as a “Plan,” from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made), and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or “Similar Laws.”

The acquisition or holding of shares of our common stock by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the shares of our common stock are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of shares of our common stock. These class exemptions include:

•	PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers);

•	PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts);

•	PTCE 91-38 (for certain transactions involving bank collective investment funds);

•	PTCE 95-60 (for transactions involving certain insurance company general accounts); and

•	PTCE 96-23 (for transactions managed by in-house asset managers).

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Each purchaser or holder of shares of our common stock or any interest therein, and each person making the decision to purchase or hold shares of our common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that (on each day from the date on which the purchaser or holder acquires its interest in shares of our common stock to the date on which the purchaser disposes of its interest in shares of our common stock) either: (a) its purchase and holding of shares of our common stock is not made on behalf of or with “plan assets” of any Plan; or (b) if its purchase and holding of shares of our common stock is made on behalf of or with the “plan assets” of a Plan, then (i) its purchase and holding of shares of our common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (ii) neither Synovus nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of shares of our common stock and has not provided any advice concerning the purchase or holding of shares of our common stock. Each purchaser and holder of shares of our common stock or any interest therein on behalf of any governmental plan, church plan, and foreign plan will be deemed to have represented and warranted by its purchase or holding of shares of our common stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing shares of our common stock on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Underwriting

We are offering the shares of common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC is acting as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares

J.P. Morgan Securities LLC	50,889,968
Goldman, Sachs & Co.	4,490,291
Sandler O’Neil & Partners, L.P.	4,490,291
Total	59,870,550

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

We have directed the underwriters to reserve up to 5% of the shares of our common stock to be issued in this offering for sale to our directors and officers at the public offering price through a directed share program. The number of shares of common stock available for sale to the general public in the public offering will be reduced to the extent these persons purchase any reserved shares. Any shares not so purchased will be offered by the underwriters to the general public on the same basis as other shares offered hereby. Our directors and executive officers are purchasing the shares for investment purposes and accordingly have indicated to us that they will not, without our consent, offer or sell such shares for at least a period of 90 days after purchase.

The underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.0927 per share. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock is listed/quoted on the NYSE under the symbol “SNV”.

Underwriting discounts and commissions

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $0.1545 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters.

Underwriting Discount

Per Share	$0.1545
Total	$9,249,999.97

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1,100,000.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

No sales of similar securities

We have agreed, subject to certain exceptions with respect to options or other share-based awards pursuant to our employee benefit and related plans currently in effect, that we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement.

In addition, our directors and executive officers have also agreed, subject to certain exceptions with respect to, inter alia, certain gifts, transfers to entities 100% owned by the officer or director or family members, estate planning transactions, transfers by operation of law, to satisfy tax obligations with respect to certain stock awards and to pay the exercise price for options to purchase shares of our common stock, in each case by transfer to us, that such directors and executive officers will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, hedge or otherwise dispose of, directly or indirectly, any shares of our common stock, or any options or warrants to purchase any shares of our common stock without the prior consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement.

Price stabilization and short positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriters may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on the NYSE prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the NYSE no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Sales outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Conflicts of interest

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities including potentially the shares of our common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of our common stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Validity of securities

The validity of the securities will be passed upon by Alana L. Griffin, Deputy General Counsel of Synovus. Certain other legal matters in connection with this offering will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Any underwriters will be represented by their own legal counsel. Certain legal matters in connection with this offering will be passed upon for the underwriters by Wachtell, Lipton, Rosen & Katz, New York, New York.

Experts

The consolidated financial statements of Synovus Financial Corp. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and the assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

PREFERRED STOCK PURCHASE RIGHTS

WARRANTS

DEBT SECURITIES

PURCHASE CONTRACTS

UNITS

The securities listed above may be offered and sold by us to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of each issuance of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Synovus Financial Corp.’s common stock is traded on the New York Stock Exchange under the trading symbol “SNV.”

Any securities offered by this prospectus and any accompanying prospectus supplement will be equity securities or unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Investing in these securities involves certain risks. You should carefully read and consider the information referred to under the heading “Risk Factors” beginning on page 6 of this prospectus and set forth in the documents incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 18, 2013.

ABOUT THIS PROSPECTUS

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Synovus,” “we,” “us,” “our,” or similar references mean Synovus Financial Corp. and its consolidated subsidiaries.

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Using this process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time this prospectus is used to offer and sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this prospectus which are not statements of historical fact constitute forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to Synovus’ beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond Synovus’ control and which may cause Synovus’ actual results, performance or achievements or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. Forward-looking statements are based on the current beliefs and expectations of Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this document. Many of these factors are beyond Synovus’ ability to control or predict. These factors include, but are not limited to:

(1)	further deterioration in credit quality may result in increased non-performing assets and credit losses, which could adversely impact our capital, financial condition, and results of operations;

(2)	the risk that our allowance for loan losses may prove to be inadequate or may be negatively affected by credit risk exposures;

(3)	further declines in the values of residential and commercial real estate may result in further write-downs of assets and realized losses on disposition of non-performing assets, which may increase credit losses and negatively affect our financial results;

(4)	the risk that we may not realize the expected benefits from our efficiency and growth initiatives, which will negatively affect our future profitability;

(5)	the risks that if economic conditions worsen or regulatory capital rules are modified, or the results of mandated “stress testing” do not satisfy certain criteria, we may be required to undertake additional strategic initiatives to improve our capital position;

(6)	changes in the interest rate environment and competition in our primary market area may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income;

(7)	changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which we are perceived in such markets, including any reduction in our credit ratings;

(8)	the impact on our borrowing costs, capital costs and our liquidity due to our status as a non-investment grade issuer and any reduction in our credit ratings;

(9)	restrictions or limitations on access to funds from historical and alternative sources of liquidity could adversely affect our overall liquidity, which could restrict our ability to make payments on our obligations or dividend payments on our Common Stock and Series A Preferred Stock and our ability to support asset growth and sustain our operations and the operations of Synovus Bank;

(10)	future availability and cost of additional capital and liquidity on favorable terms, if at all;

(11)	the risk that even though we have reversed substantially all of the deferred tax asset valuation allowance, we may be required to increase the valuation allowance in future periods, or we may not be able to realize the deferred tax assets in the future;

(12)	the risk that we could have an “ownership change” under Section 382 of the IRC, which could impair our ability to timely and fully utilize our net operating losses and built-in losses that may exist when such “ownership change” occurs;

(13)	the impact on our financial results, reputation, and business if we are unable to comply with all applicable federal and state regulations, board resolutions adopted at the request of our regulators, or other supervisory actions or directives and any necessary capital initiatives;

(14)	the impact of our continued participation in TARP and the CPP, including the impact on compensation and other restrictions imposed under TARP which affect our ability to attract, retain, and compensate talented executives and other employees and the impact of actions that we may be required to take to exit from the CPP and repay the outstanding Series A Preferred Stock issued under the CPP;

(15)	the impact of The Dodd-Frank Wall Street Reform and Consumer Protection Act and other recent and proposed changes in governmental policy, laws and regulations, including proposed and recently enacted changes in the regulation of banks and financial institutions, or the interpretation or application thereof, including restrictions, increased capital requirements, limitations and/or penalties arising from banking, securities and insurance laws, enhanced regulations and examinations and restrictions on compensation;

(16)	the risk that we may be unable to pay dividends on our Common Stock;

(17)	the risk that we may be required to make substantial expenditures to keep pace with the rapid technological changes in the financial services market;

(18)	the risk that our enterprise risk management framework may not identify or address risks adequately, which may result in unexpected losses;

(19)	risks related to a failure in or breach of our operational or security systems of our infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs or cause losses;

(20)	risks related to our reliance on third parties to provide key components of our business infrastructure, including the costs of services and products provided to us by third parties, and risks related to disruptions in service or financial difficulties of a third party vendor;

(21)	the costs and effects of litigation, investigations, inquiries or similar matters, or adverse facts and developments related thereto;

(22)	the risk that we may be required to record goodwill impairment charges in the future;

(23)	risks related to the loss of customers to alternatives to bank deposits, which could affect our income and force us to rely on relatively more expensive sources of funding;

(24)	risks related to recent and proposed changes in the mortgage banking industry, including the risk that we may be required to repurchase mortgage loans sold to third parties and the impact of the “ability to pay” and “qualified mortgage” rules on our loan origination process and foreclosure proceedings;

(25)	the effects of any damages to Synovus’ reputation resulting from developments related to any of the items identified above; and

(26)	other factors and other information contained in this prospectus and in other reports and filings that we make with the SEC under the Exchange Act, including, without limitation, those found in “Part I — Item 1A. — Risk Factors” of Synovus’ 2012 Form 10-K.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Part I — Item 1A. Risk Factors” and other information contained in Synovus’ 2012 Form 10-K and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K, that we file from time to time with the SEC. All written or oral forward-looking statements that are made by or are attributable to Synovus are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements since those statements speak only as of the date on which the statements are made. Synovus undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s web site (http://www.sec.gov). Our common stock is listed on the New York Stock Exchange (NYSE) under the symbol “SNV,” and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060. Finally, we maintain an Internet site where you can find additional information. The address of our Internet site is http://www.synovus.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about Synovus and its financial condition:

(a) Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 1, 2013;

(b) Those portions of the Definitive Proxy Statement on Schedule 14A filed by Synovus on March 15, 2013 in connection with its 2013 Annual Meeting of Shareholders that are incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2012;

(c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

(d) Current Reports on Form 8-K filed January 11, 2013, April 23, 2013 (first filing only), April 24, 2013, May 1, 2013, May 14, 2013, May 29, 2013 and June 20, 2013 (in all instances other than information in such reports that is furnished and not deemed to be filed);

(e) The description of Synovus’ common stock, $1.00 par value per share, set forth in the registration statement on Form 8-A/A filed with the SEC on December 17, 2008, including any amendment or report filed with the SEC for the purpose of updating this description; and

(f) The description of Synovus’ preferred stock purchase rights, set forth in the Current Report on Form 8-K filed with the SEC on April 26, 2010, including the registration statements on Form 8-A12B/A filed on September 6, 2011 and April 24, 2013 and any other amendment, report or registration statement on Form 8-A filed with the SEC for the purpose of updating this description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. In case of a conflict or inconsistency between information contained in this prospectus ar any accompanying prospectus supplement and information incorporated by reference into this prospectus and any accompanying prospectus supplement, you should rely on the information that was filed later.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to:

Director of Investor Relations

Synovus Financial Corp.

1111 Bay Avenue, Suite 501

Columbus, Georgia 31901

(706) 644-1930

SYNOVUS FINANCIAL CORP.

Synovus Financial Corp. is a financial services company and a registered bank holding company headquartered in Columbus, Georgia. We provide integrated financial services including commercial and retail banking, financial management, insurance and mortgage services to our customers through our locally-branded banking divisions of our wholly-owned subsidiary bank, Synovus Bank, and other offices in Georgia, Alabama, South Carolina, Florida and Tennessee.

Our relationship-driven community banking model is built on creating long-term relationships with our customers. This relationship banking approach allows our bankers to serve their customers’ individual needs and demonstrates our commitment to the communities in which we operate. We believe that these factors position us to take advantage of future growth opportunities in our existing markets.

We were incorporated under the laws of the State of Georgia in 1972. Our principal executive offices are located at 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901 and our telephone number at that address is (706) 649-2311. Our Common Stock is traded on the NYSE under the symbol “SNV.”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Three months ended March 31,		Year Ended December 31,
	2013	2012	2012	2011		2010		2009		2008
Including interest on deposits	1.67x	1.36x	0.87x	0.59x		(1.27x	)	(1.97x	)	0.16x
Excluding interest on deposits	2.05x	1.76x	0.78x	(0.06x	)	(7.11x	)	(15.10x	)	(4.51x	)

For the year ended December 31, 2011, earnings were insufficient to cover fixed charges and preferred stock dividends by $118 million (including and excluding interest on deposits). For the year ended December 31, 2010, earnings were insufficient to cover fixed charges and preferred stock dividends by $907 million (including and excluding interest on deposits). For the year ended December 31, 2009, earnings were insufficient to cover fixed charges and preferred stock dividends by $1.66 billion (including and excluding interest on deposits). For the year ended December 31, 2008, earnings were insufficient to cover fixed charges and preferred stock dividends by $661 million (including and excluding interest on deposits). In each period during which earnings were insufficient to cover fixed charges and preferred stock dividends, Synovus met all financial obligations.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that Synovus may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the terms of our common stock and preferred stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, Georgia law and our articles of incorporation and bylaws. Our articles of incorporation and bylaws are incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. See the “Incorporation of certain information by reference” section of this prospectus supplement.

General

Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $1.00 per share, and 100,000,000 shares of preferred stock, no par value. As of June 30, 2013, there were 910,514,396 shares of our common stock and 967,870 shares of our preferred stock issued and outstanding. All outstanding shares of our common stock and preferred stock are, and the shares to be sold under this prospectus supplement will be, when issued and paid for, fully paid and non-assessable.

Common Stock

Voting Rights

Although we only have one class of common stock, certain shares of our common stock are entitled to ten votes per share on each matter submitted to a vote at a meeting of shareholders, including common stock held as described below. The common stock offered in this offering is only entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. Holders of our common stock are entitled to ten votes on each matter submitted to a vote at a meeting of shareholders for each share of our common stock that:

•	has had the same beneficial owner since April 24, 1986;

•	was acquired by reason of participation in a dividend reinvestment plan offered by us and is held by the same beneficial owner for whom it was acquired under such plan;

•

is held by the same beneficial owner to whom it was issued as a result of an acquisition of a company or business by us where the resolutions adopted by our board of directors approving such issuance specifically reference and grant such rights;

•

was acquired under any employee, officer and/or director benefit plan maintained for one or more of our and/or our subsidiaries’ employees, officers and/or directors, and is held by the same beneficial owner for whom it was acquired under such plan;

•

is held by the same beneficial owner to whom it was issued by us, or to whom it was transferred by us from treasury shares, and the resolutions adopted by our board of directors approving such issuance and/or transfer specifically reference and grant such rights;

•

has been beneficially owned continuously by the same shareholder for a period of forty-eight (48) consecutive months before the record date of any meeting of shareholders at which the share is eligible to be voted; or

•

is owned by a holder who, in addition to shares which are beneficially owned under any of the other requirements set forth above, is the beneficial owner of less than 1,139,063 shares of our common stock, which amount has been appropriately adjusted to reflect the stock splits which have occurred subsequent to April 24, 1986 and with such amount to be appropriately adjusted to properly reflect any other change in our common stock by means of a stock split, a stock dividend, a recapitalization or other similar action occurring after April 24, 1986.

For purposes of determining voting power under the provisions above, any share of our common stock acquired pursuant to stock options shall be deemed to have been acquired on the date the option was granted, and any shares of common stock acquired as a direct result of a stock split, stock dividend or other type of share distribution will be deemed to have been acquired and held continuously from the date on which shares with regard to such dividend shares were issued were acquired.

Holders of shares of our common stock not described above are entitled to one vote per share for each such share. A shareholder may own both ten-vote shares and one-vote shares, in which case he or she will be entitled to ten votes for each ten-vote share and one vote for each one-vote share.

In connection with various meetings of our shareholders, shareholders are required to submit to our board of directors satisfactory proof necessary for the board of directors to determine whether such shareholders’ shares of our common stock are ten-vote shares. If such information is not provided to our board of directors, shareholders who would, if they had provided such information, be entitled to ten votes per share, are entitled to only one vote per share.

Our common stock is registered with the SEC and is listed on the NYSE. Accordingly, our common stock is subject to a NYSE rule, which, in general, prohibits a company’s common stock and equity securities from being listed on the NYSE if the company issues securities or takes other corporate action that would have the effect of nullifying, restricting or disparately reducing the voting rights of existing shareholders of the company. However, such rule contains a “grandfather” provision, under which voting rights for our common stock qualifies, which, in general, permits grandfathered disparate voting rights plans to continue to operate as adopted.

Except with respect to voting, ten-vote shares and one-vote shares are identical in all respects and constitute a single class of stock, i.e., our common stock. Neither the ten-vote shares nor the one-vote shares have a preference over the other with regard to dividends or distributions upon liquidation.

Preemptive Rights; Cumulative Voting; Liquidation

Our common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of our common stock. In the event of liquidation, holders of our common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of our preferred stock. Holders of shares of our common stock are entitled to receive dividends when declared by the board of directors out of funds legally available therefor, subject to the rights of the holders of our preferred stock. The outstanding shares of our common stock are validly issued, fully paid and nonassessable.

There are no redemption or sinking fund provisions applicable to our common stock.

Dividends

Synovus is a legal entity separate and distinct from its subsidiaries. Under the laws of the State of Georgia, we, as a business corporation, may declare and pay dividends in cash or property unless the payment or declaration would be contrary to restrictions contained in our articles of incorporation, or unless, after payment of the dividend, we would not be able to pay our debts when they become due in the usual course of our business or our total assets would be less than the sum of our total liabilities. In addition, we are also subject to federal regulatory capital requirements that effectively limit the amount of cash dividends, if any that we may pay.

Under the Federal Reserve Board guidance reissued on February 24, 2009, the Federal Reserve may restrict our ability to pay dividends on any class of capital stock or any other Tier 1 capital instrument if we are not deemed to have a strong capital position. In addition, we may have to reduce or eliminate dividends if:

•	our net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends;

•	our prospective rate of earnings retention is not consistent with the holding company’s capital needs and overall current and prospective financial condition; or

•	we will not meet, or are in danger of not meeting, the minimum regulatory capital adequacy ratios.

On November 17, 2010, the Federal Reserve Board issued further guidance noting, among other things, that bank holding companies should consult with the Federal Reserve before taking any actions that could result in a diminished capital bases, including increasing dividends.

As previously disclosed, we entered into a memorandum of understanding (MOU) with the Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance (GDBF) in August of 2009. On April 22, 2013, that MOU was terminated, and was replaced with a resolution adopted by our board of directors that requires Synovus, among other things, to inform and consult with applicable regulatory agencies in advance of declaring or paying any future dividends, with the understanding that those regulatory agencies could decide at any time that paying any dividends could be an unsafe or unsound banking practice. The Federal Reserve Board has indicated that bank holding companies should carefully review their dividend policy and has in some cases discouraged payment unless both asset quality and capital are very strong. Additionally, we are subject to contractual restrictions that limit our ability to pay dividends if there is an event of default under such contract. Synovus is presently subject to, and in the future may become subject to, additional supervisory actions and/or enhanced regulation that could have a material negative effect on business, operating flexibility, financial condition, and the value of its common stock. See “Part I — Item 1. Business — Supervision, Regulation and Other Factors — Dividends,” “Part I — Item 1A. Risk factors — “We presently are subject to, and in the future may become subject to, supervisory actions and enhanced regulation that could have a material negative effect on our business, reputation, operating flexibility, financial condition and the value of our Common Stock” and “We may be unable to pay dividends on our Common Stock” of Synovus’ 2012 Annual Report on Form 10-K for additional information regarding dividends on Synovus stock.

The primary sources of funds for our payment of dividends to our shareholders are cash on hand and dividends from our subsidiary bank and our non-bank subsidiaries. Various federal and state statutory provisions and regulations limit the amount of dividends that our subsidiary bank and our non-banking subsidiaries may pay. Our subsidiary bank is a Georgia bank. Under the regulations of the Georgia Department of Banking and Finance, a Georgia bank must have approval of the Georgia Department of Banking and Finance to pay cash dividends if, at the time of such payment:

•	the ratio of Tier 1 capital to adjusted total assets is less than 6 percent;

•	the aggregate amount of dividends to be declared or anticipated to be declared during the current calendar year exceeds 50 percent of its net after-tax profits for the previous calendar year; or

•	its total classified assets in its most recent regulatory examination exceeded 80 percent of its Tier 1 capital plus its allowance for loan losses, as reflected in the examination.

In addition, the Georgia Financial Institutions Code contains restrictions on the ability of a Georgia bank to pay dividends other than from retained earnings without the approval of the Georgia Department of Banking and Finance.

The Federal Deposit Insurance Corporation Improvement Act generally prohibits a depository institution from making any capital distribution, including payment of a dividend, or paying any management fee to its holding company if the institution would thereafter be undercapitalized. In addition, federal banking regulations applicable to us and our bank subsidiary require minimum levels of capital that limit the amounts available for payment of dividends. In addition, many regulators have a policy, but not a requirement, that a dividend payment should not exceed net income to date in the current year. Finally, the ability of banks and bank holding companies to pay dividends, and the contents of their respective dividend policies, could be impacted by a range of changes imposed by The Dodd-Frank Wall Street Reform and Consumer Protection Act, many of which will require implementing rules to become effective.

We also previously disclosed that our subsidiary bank entered into a MOU with the GDBF and the Federal Deposit Insurance Corporation (FDIC) in June of 2010. On May 29, 2013, the bank MOU was terminated, and was replaced with a resolution adopted by the board of directors of the bank that requires the bank, among other things, to obtain the approval of the FDIC and the Commissioner of the GDBF prior to the bank paying any cash dividends to us.

Preferred Stock and Warrants

On December 19, 2008, we issued to the Treasury 967,870 shares of our Series A Preferred Stock, having a liquidation amount per share equal to $1,000, for a total liquidation preference of $967,870,000. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. We may, at our option and with the consent of the FDIC, redeem, in whole or in part, the Series A Preferred Stock at the liquidation amount per share plus accrued and unpaid dividends. The Series A Preferred Stock is generally non-voting. A consequence of the Series A Preferred Stock purchase includes certain restrictions on executive compensation that could limit the tax deductibility of compensation that we pay to our executive management. In addition, the American Recovery and Reinvestment Act of 2009 and the Treasury’s February 10, 2009 Financial Stability Plan and regulations issued on June 15, 2009 may retroactively affect us and modify the terms of the Series A Preferred Stock. See “Part I — Item 1A. Risk factors — “We are subject to regulatory initiatives applicable to financial institutions in general and TARP recipients in particular that could adversely impact our ability to attract and retain key employees and pursue business opportunities and could put us at a competitive disadvantage compared to our competitors” of Synovus’ 2012 Annual Report on Form 10-K for additional information.

As part of our issuance of the Series A Preferred Stock, we also issued the Treasury a warrant to purchase up to 15,510,737 shares of our common stock, which we refer to as the “Warrant,” at an initial per share exercise price of $9.36. The Warrant provides for the adjustment of the exercise price and the number of shares of our common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of our common stock, and upon certain issuances of our common stock at or below a specified price relative to the initial exercise price. The issuance of securities pursuant to this prospectus supplement will not trigger the anti-dilution provisions of the Warrant. The Warrant expires on December 19, 2018. Pursuant to the Securities Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.

Rights Plan

On April 26, 2010, our board of directors adopted a Shareholder Rights Plan (the “Rights Plan”). The purpose of the Rights Plan is to protect our ability to use certain tax assets, such as net operating loss carryforwards, capital loss carryforwards and certain built-in losses (the “Tax Benefits”), to offset future income. Our use of the Tax Benefits in the future would be substantially limited if we experience an “ownership change” for U.S. federal income tax purposes. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” (as defined under U.S. income tax laws) that exceeds 50 percentage points over a rolling three-year period.

The Rights Plan is designed to reduce the likelihood that we will experience an ownership change by discouraging (i) any person or group from becoming (a) a beneficial owner of 5% or more of the then outstanding common stock of Synovus or (b) a “5-percent shareholder” (as defined under the U.S. income tax laws) with respect to Synovus (in either case, a “Threshold Holder”) and (ii) any existing Threshold Holder from acquiring any additional stock of Synovus. There is no guarantee, however, that the Rights Plan will prevent us from experiencing an ownership change.

A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets in an amount generally equal to the equity value of the corporation immediately before the ownership change, multiplied by the “long-term tax-exempt rate” (subject to certain adjustments).

After giving careful consideration to this issue, our board of directors has concluded that the Rights Plan is in the best interests of Synovus and its shareholders.

In connection with the adoption of the Rights Plan, on April 26, 2010, our board of directors declared a dividend of one preferred stock purchase right (a “Right”) for each share of common stock outstanding at the close of business on April 29, 2010 (the “Record Date”) and authorized the issuance of one Right (subject to adjustment) in respect of each share of common stock issued after the Record Date.

Each Right will initially represent the right to purchase, for $12.00 (the “Purchase Price”), one one-millionth of a share of Series B Participating Cumulative Preferred Stock, no par value (the “Preferred Stock”). The terms and conditions of the Rights are set forth in the Rights Plan.

The Rights will not be exercisable until the earlier of (i) the close of business on the 10th business day after the date (the “Stock Acquisition Date”) of the announcement that a person has become an Acquiring Person (as defined below) and (ii) the close of business on the 10th business day (or such later day as may be designated prior to the Stock Acquisition Date by our board of directors) after the date of the commencement of a tender or exchange offer by any person that could, if consummated, result in such person becoming an Acquiring Person. The date that the Rights become exercisable is referred to as the “Distribution Date.”

After any person has become an Acquiring Person, each Right (other than Rights treated as beneficially owned under certain U.S. tax rules by the Acquiring Person and certain of its transferees) will generally entitle the holder to purchase for the Purchase Price a number of millionths of a share of the Preferred Stock having a market value of twice the Purchase Price.

An “Acquiring Person” means, in general, any Threshold Holder other than (A) Synovus or any subsidiary or employee benefit plan or compensation arrangement of Synovus; (B) the United States government; (C) certain “Existing Holders” (as defined in the Rights Plan) so long as each such holder does not acquire any additional stock of Synovus; (D) certain “Strategic Investors” (as defined in the Rights Plan) designated as such by our board of directors, so long as each such Strategic Investor satisfies the applicable requirements in the Rights Plan; (E) any person that our board of directors determines, in its sole discretion, has inadvertently become a Threshold Holder, so long as such person promptly divests sufficient shares so that such person is no longer a Threshold Holder; (F) any person that our board of directors determines, in its sole discretion, has not jeopardized or endangered, and likely will not jeopardize or endanger, our utilization of our Tax Benefits, so long as each such person does not acquire any additional stock of Synovus; and (G) any person that acquires at least a majority of our common stock through a “Qualified Offer” (as defined in the Rights Plan).

At any time on or after a Stock Acquisition Date, our board of directors may generally exchange all or part of the Rights (other than Rights treated as beneficially owned under certain U.S. tax rules by the Acquiring Person and certain of its transferees) for shares of Preferred Stock at an exchange ratio of one one-millionth of a share of Preferred Stock per Right.

The issuance of the Rights is not taxable to holders of our common stock for U.S. federal income tax purposes.

Our board of directors may redeem all of the Rights at a price of $0.000001 per Right at any time before a Distribution Date.

Prior to a Distribution Date, (i) the Rights will be attached to the shares of our common stock, (ii) in the case of certificated shares, the Rights will be evidenced by the certificates representing the shares, (iii) the Rights will be transferred with our common stock and (iv) the registered holders of our common stock will be deemed to be the registered holders of the Rights. After the Distribution Date, the Rights agent will mail separate certificates evidencing the Rights to each record holder of our common stock as of the close of business on the Distribution Date (other than common stock treated as beneficially owned under certain U.S. tax rules by the Acquiring Person and certain of its transferees), and thereafter the Rights will be transferable separately from our common stock. The Rights will expire on April 28, 2016, unless earlier exchanged or redeemed.

At any time prior to a Distribution Date, the Rights Plan may be amended in any respect. At any time after the occurrence of a Distribution Date, the Rights Plan may be amended in any respect that does not adversely affect Rights holders (other than any Acquiring Person or its affiliates).

A Rights holder has no rights as a shareholder of Synovus, including the right to vote and to receive dividends. The Rights Plan includes anti-dilution provisions designed to maintain the effectiveness of the Rights.

On September 6, 2011, Synovus amended the Rights Plan to appoint American Stock & Transfer Company, LLC as the successor rights agent. On April 24, 2013, our board of directors amended the Rights Plan to (i) extend the final expiration date from April 27, 2013 to the close of business on April 28, 2016 and (ii) update certain contact information under the Notices section of the Rights Plan.

The above summary of the Rights Plan is qualified by the full text of the Rights Plan filed as Exhibit 4.1 to Synovus’ Current Report on Form 8-K filed with the SEC on April 26, 2010, including Amendment No. 1 and Amendment No. 2 to the Rights Plan, filed as Exhibit 4.1 to Synovus’ Current Reports on Form 8-K filed with the SEC on September 6, 2011 and April 24, 2013, respectively, and incorporated herein by reference in its entirety.

Anti-Takeover Provisions

As described below, our Articles of Incorporation, Bylaws and Rights Plan contain several provisions that may make us a less attractive target for an acquisition of control by an outsider who lacks the support of our board of directors.

Supermajority Approvals

Under our Articles of Incorporation and Bylaws, as currently in effect, the vote or action of shareholders possessing 66 2/3% of the votes entitled to be cast by the holders of all the issued and outstanding shares of our common stock is required to:

•	call a special meeting of our shareholders;

•	fix, from time to time, the number of members of our board of directors;

•	remove a member of our board of directors;

•

approve any merger or consolidation of our company with or into any other corporation, or the sale, lease, exchange or other disposition of all, or substantially all, of our assets to or with any other corporation, person or entity, with respect to which the approval of our shareholders is required by the provisions of the corporate laws of the State of Georgia; and

•	alter, delete or rescind any provision of our Articles of Incorporation.

This allows directors to be removed only by 66 2/3% of the votes entitled to be cast at a shareholders’ meeting called for that purpose. A potential acquiror with shares recently acquired, and not entitled to 10 votes per share, may be discouraged or prevented from soliciting proxies for the purpose of electing directors other than those nominated by current management for the purpose of changing our policies or control of our company.

Shareholder Action

The Bylaws allow action by the shareholders without a meeting only by unanimous written consent.

Advance Notice for Shareholder Proposals or Nominations at Meetings

In accordance with our Bylaws, shareholders may nominate persons for election to the board of directors or bring other business before a shareholders’ meeting only by delivering prior written notice to us and complying with certain other requirements. With respect to any annual meeting of shareholders, such notice must generally be received by our Corporate Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. With respect to any special meeting of shareholders, such notice must generally be received by our Corporate Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to date of the special meeting (or if the first public announcement of the date of the special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such special meeting is made by us). Any notice provided by a shareholder under these provisions must include the information specified in the Bylaws.

Evaluation of Business Combinations

Our Articles of Incorporation also provide that in evaluating any business combination or other action, our board of directors may consider, in addition to the amount of consideration involved and the effects on us and our shareholders, (1) the interests of our employees, depositors and customers and our subsidiaries and the communities in which offices of the corporation or our subsidiaries are located (collectively, the “Constituencies”), (2) the reputation and business practices of the offeror and its management and affiliates as it may affect the Constituencies and the future value of our stock and (3) any other factors the board of directors deems pertinent.

Rights Plan

Our board of directors adopted the Rights Plan (which is described in more detail in the section entitled “Description of Capital Stock — Rights Plan”) on April 26, 2010. On September 6, 2011, Synovus amended the Rights Plan to appoint American Stock & Transfer Company, LLC as the successor rights agent. On April 24, 2013, our board of directors amended the Rights Plan to (i) extend the final expiration date from April 27, 2013 to the close of business on April 28, 2016 and (ii) update certain contact information under the Notices section of the Rights Plan. The Rights Plan was adopted in an effort to protect our ability to use certain Tax Benefits and is not designed as an “anti-takeover plan” (for example, it does not apply to acquisitions of at least a majority of our common stock made in connection with a qualified offer to acquire 100% of our common stock). The Rights Plan may, however, have an anti-takeover effect in that it will cause substantial dilution to any person or group who attempts to acquire a significant interest in Synovus without advance approval from our board of directors. As a result, one effect of the Rights Plan may be to render more difficult or discourage any attempt to acquire Synovus.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among Synovus, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the dated fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us. All dividends relating to the shares of preferred stock called for redemption will cease to accrue on the first calendar day after the redemption date.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•

all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of Synovus. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

Synovus and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;

•

a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of Synovus not represented by depositary shares.

Expenses of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

Neither the depositary nor Synovus will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of Synovus and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither Synovus nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

Synovus and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities, subordinated debt securities or junior subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be named therein, as trustee. Senior debt securities will be issued under senior indentures. Subordinated debt securities will be issued under a subordinated indenture. Junior subordinated debt securities will be issued under a junior subordinated indenture. Each of the senior indentures, the subordinated indenture and the junior subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, depositary shares or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Synovus, the trustees, the warrant agents, the unit agents or any other agent of Synovus, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Synovus may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Synovus, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions,

•	at a fixed public offering price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Synovus at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Synovus to indemnification by Synovus against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Synovus and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL OPINIONS

The validity of the securities will be passed upon by Alana L. Griffin, Deputy General Counsel of Synovus. Certain other legal matters in connection with this offering will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Synovus Financial Corp. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and the assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.